Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Extends Subscription Period for Rights Offering to Stockholders

FORT LAUDERDALE, FL, May 11, 2011 – eDiets.com, Inc. (NASDAQ: DIET), announced today that it has extended the subscription period for its pending rights offering to May 13, 2011.

As the Company was advised that some qualified holders of its common stock have requested additional time to complete their subscriptions, the Company has decided to extend the subscription period for two additional days. The subscription rights may now be exercised at any time prior to 5:00 p.m. New York time on May 13, 2011.

Under the terms of the rights offering, each stockholder received one non-transferable subscription right for each share of common stock owned on April 18, 2011, the record date. Each subscription right entitles the rights holder to purchase 0.15 newly issued shares of the Company's common stock at a subscription price equal to $0.4125 per share. Each subscription right also includes an over-subscription privilege, by which rights holders that fully exercise their basic subscription privileges may purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering. The over-subscription privilege is subject to the availability and pro rata allocation of shares among exercising rights holders.

During the extended offering period for the rights offering, any person who received subscription rights from the Company during the original offering period may exercise those rights that have not already been exercised. Other than the extension of the expiration date of the rights offering, all of the offering terms described in the prospectus dated April 21, 2011 remain the same and apply during the extended period of the rights offering.

Questions from stockholders regarding the rights offering or requests for additional copies of documents may be directed to the information agent, Phoenix Advisory Partners, toll-free at (877) 478-5038.

The rights offering will be made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com's unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers' specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements, including statements regarding the expected timing of the proposed rights offering. These risks and uncertainties include, among others, that we will not be able to complete the proposed rights offering, that shareholders will not participate in the proposed rights offering, that we will not obtain sufficient and/or acceptable outside financing (when and if required); that our common stock will not remain listed on The Nasdaq Capital Market; changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com's business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward-looking statements.